Exhibit 99.1

Fortress Reports Second Quarter 2015 Results and Announces Dividend of $0.08 per Share

New York, NY. July 30, 2015 – Fortress Investment Group LLC (NYSE: FIG) (“Fortress” or the “Company”) today reported its second quarter 2015 financial results.

FINANCIAL SUMMARY

•	Fortress declares a cash dividend of $0.08 per dividend paying share for the second quarter of 2015

•	Management Fee Paying Assets Under Management (“AUM”) of $72.0 billion as of June 30, 2015, an increase of 3% from the previous quarter and an increase of 13% from June 30, 2014

•	GAAP net income of $5 million, or $0.00 per diluted Class A share, for the second quarter of 2015, compared to GAAP net income of $73 million, or $0.12 per diluted Class A share, for the second quarter of 2014

•	Pre-tax distributable earnings (“DE”) of $137 million, or $0.30 per dividend paying share, for the second quarter of 2015, compared to pre-tax DE of $172 million, or $0.39 per dividend paying share for the second quarter of 2014

•	Net cash and investments of $2.87 per dividend paying share as of June 30, 2015

•	$1.0 billion of gross embedded incentive income across funds and permanent capital vehicles as of June 30, 2015, that has not been recognized in DE

•	Total uncalled capital, or “dry powder,” of $10.1 billion as of June 30, 2015, including $7.1 billion available for general investment purposes

BUSINESS HIGHLIGHTS

•	Raised $3.2 billion of capital across alternative investment businesses during the quarter and $8.6 billion in the first half of 2015

•	Recorded $1.1 billion of net client inflows for Logan Circle during the quarter, bringing total net client inflows year-to-date through June 30, 2015 to $1.6 billion

•	Investment performance summary as of June 30, 2015:

•	Second quarter 2015 net returns of 2.3% for Drawbridge Special Opportunities Fund (“DBSO”) LP and (6.2)% for Fortress Macro Fund Ltd

•	Annualized inception-to-date net IRRs for FCO, FCO II and FCO III of 25.1%, 17.7% and 12.0%, respectively

•	Private Equity fund valuations decreased 2.3% in the first half of 2015

•	13 out of 16 Logan Circle fixed income strategies outperformed respective benchmarks for the quarter ended June 30, 2015 and 15 of 16 strategies have outperformed respective benchmarks since inception

“We delivered strong financial performance in the second quarter and carried great momentum into the second half of the year,” said Fortress Chief Executive Officer Randy Nardone. “Our results reflect continued top-tier investment performance in our Credit funds and substantial contributions from a Permanent Capital business that now accounts for nearly 20% of total alternative AUM. Robust investor demand for successor Credit PE funds and equity raised for our Permanent Capital Vehicles led to our raising more capital in the first half of 2015 than in any full year since 2008. With assets under management at an all-time high of $72 billion, ample dry powder to deploy and substantial embedded value to harvest, we have a very optimistic outlook for future earnings growth and valuation upside.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the Company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. Fortress’s business model generates stable and predictable management fees, which is a function of the majority of Fortress’s alternative AUM residing in long-term investment structures. Fortress’s alternative investment businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the Company has built substantial value in these investments, which are made in Fortress funds alongside the funds’ limited partners.

The table below summarizes Fortress’s operating results for the three and six months ended June 30, 2015. The consolidated GAAP statement of operations and balance sheet are presented on pages 12-13 of this press release.

	2Q	1Q	2Q	% Change		1H	1H	% Change
	2015	2015	2014	QoQ	YoY	2015	2014	YoY
(in millions, except per share amount)
GAAP
Revenues	$308	$227	$270	36%	14%	$535	$507	6%
Expenses	258	329	216	(22)%	19%	587	447	31%
Other Income	(51)	208	27	N/A	N/A	157	36	336%
Net income (loss)	5	87	73	(94)%	(93)%	92	83	11%
Net income (loss) attributable to Class A Shareholders	3	35	31	(91)%	(90)%	38	34	12%

Per diluted share	$0.00	$0.15	$0.12	(100)%	(99)%	$0.16	$0.14	14%

Weighted average Class A shares outstanding, diluted	449	222	445			222	460
Distributable Earnings
Fund management DE	$133	$51	$76	161%	75%	$184	$163	13%
Pre-tax DE	137	55	172	149%	(20)%	192	268	(28)%

Per dividend paying share/unit	$0.30	$0.12	$0.39	150%	(23)%	$0.42	$0.59	(29)%

Weighted average dividend paying shares and units outstanding	454	450	442			452	455
Assets Under Management
Private Equity and Permanent Capital	$16,535	$14,801	$13,831	12%	20%	$16,535	$13,831	20%
Credit	14,491	13,834	12,982	5%	12%	14,491	12,982	12%
Liquid Markets[1]	7,377	7,838	7,867	(6)%	(6)%	7,377	7,867	(6)%
Logan Circle	33,564	33,416	29,133	0%	15%	33,564	29,133	15%

Total Assets Under Management	$71,967	$69,889	$63,813	3%	13%	$71,967	$63,813	13%

1	The Assets Under Management presented for Liquid Markets includes AUM related to Affiliated Managers in 2015, which was $3,896 million as of 2Q 2015.

CONSOLIDATED GAAP RESULTS

Fortress recorded GAAP net income of $5 million, or $0.00 per diluted Class A share, for the second quarter of 2015, compared to GAAP net income of $73 million, or $0.12 per diluted Class A share, for the second quarter of 2014. Our diluted earnings per share for all periods presented includes the income tax effects to net income (loss) attributable to Class A shareholders from the assumed conversion of Fortress Operating Group units and fully vested restricted partnership units to Class A shares.

The year-over-year decrease in Fortress’s second quarter 2015 GAAP net income was primarily driven by a $78 million decrease in other income and a $42 million increase in expenses, partially offset by a $38 million increase in revenues. The decrease in other income was primarily related to $36 million of losses from equity method investees while the increase in expenses was primarily related to higher compensation and benefits. The increase in revenues was primarily related to higher management fees and incentive income from affiliates.

CONSOLIDATED SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Credit Hedge Funds and Credit PE Funds, (ii) Private Equity Funds and Permanent Capital Vehicles, (iii) Liquid Hedge Funds, and (iv) Logan Circle.

Fortress uses DE as the primary metric to manage its businesses and gauge the Company’s performance, and it uses DE exclusively to report segment results. All DE figures are presented on a pre-tax basis. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of June 30, 2015
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle Partners
(in millions)	Total	Funds	Permanent Capital Vehicles		Hedge Funds	PE Funds
Assets Under Management[2]	$71,967	$9,587	$6,948	$7,377	$6,244	$8,247	$33,564
Dry Powder	$10,127	$1,674	$—	N/A	$356	$8,097	N/A
Average Management Fee Rate[3]		1.2%	1.5%	1.7%	2.0%	1.4%	0.2%
Incentive Eligible NAV Above Incentive Income Threshold[4]	$21,229	$1,238	$3,457	$—	$5,530	$10,947	$57
Undistributed Incentive Income: Unrecognized	$1,018	$30	$44	$6	$64	$874	$—
Undistributed Incentive Income: Recognized	46	—	1	—	45	—	$—

Undistributed Incentive Income[5]	$1,064	$30	$45	$6	$109	$874	$—

	Three Months Ended June 30, 2015
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle Partners
(in millions)	Total	Funds	Permanent Capital Vehicles		Hedge Funds	PE Funds
Third-Party Capital Raised	$3,213	$—	$2,291	$171	$79	$672	$—
Segment Revenues
Management fees	$144	$29	$23	$19	$29	$30	$14
Incentive income	183	—	74	(1)	50	60	—

Total	327	29	97	18	79	90	14
Segment Expenses
Operating expenses	(121)	(15)	(16)	(27)	(19)	(30)	(14)
Profit sharing compensation expenses	(54)	—	(9)	3	(18)	(30)	—

Total	(175)	(15)	(25)	(24)	(37)	(60)	(14)
Earnings From Affiliated Managers	(1)	—	—	(1)	—	—	—
Principal Performance Payments	(18)	—	(11)	—	(6)	(1)	—

Fund Management DE	$133	$14	$61	$(7)	$36	$29	$—

Net Investment Income[6]	4	—	1	1	—	3	—

Pre-tax Distributable Earnings	$137	$14	$62	$(6)	$36	$32	$—

[2]	The Assets Under Management presented for the Liquid Hedge Funds includes $3,896 million related to Affiliated Managers. The Assets Under Management presented for the Credit Hedge Funds includes $156 million related to the third-party originated Value Recovery Funds. Fortress earns fees from the Value Recovery Funds based only on collections.
[3]	The Average Management Fee Rate presented for the Liquid Hedge Funds excludes Affiliated Managers. The Average Management Fee Rate presented for the Credit Hedge Funds excludes the third-party originated Value Recovery Funds. See footnote (2) above.
[4]	The Incentive Eligible NAV Above Incentive Income Threshold presented for Liquid and Credit Hedge Funds excludes sidepocket investments and for Liquid Hedge Funds, excludes Affiliated Managers. The Incentive Eligible NAV Above Incentive Income Threshold presented for Private Equity Funds and Credit PE Funds (except for Fund V, Long Dated Value Fund I and Real Estate Opportunities Fund II, of which a portion of the fund’s capital was above the incentive income threshold as of June 30, 2015), represents total fund NAV. The Incentive Eligible NAV Above Incentive Income Threshold presented for the Permanent Capital Vehicles represents the equity basis that is used to calculate incentive income.
[5]	The Undistributed Incentive Income presented for the Liquid Hedge Funds excludes Affiliated Managers. Undistributed Incentive Income includes the impact of sidepocket investments on Liquid and Credit Hedge Funds. Undistributed Incentive Income for Private Equity Funds, Credit PE Funds and Liquid and Credit Hedge Fund sidepocket and redeeming capital account (RCA) investments has not been recognized in Distributable Earnings and will be recognized when realized; Undistributed Incentive Income for other Hedge Fund investments was recognized in Distributable Earnings when earned. Undistributed Incentive Income for Permanent Capital Vehicles includes incentive income that would have been recorded in Distributable Earnings if Fortress had (i) exercised all of its in-the-money options it holds in the Permanent Capital Vehicles and sold all of the resulting shares and (ii) sold all of its Permanent Capital Vehicle common shares which it received as incentive income, based on their June 30, 2015 closing price.
[6]	Net Investment Income includes Unallocated Expenses of $1 million.

Pre-tax DE was $137 million in the second quarter of 2015, down from $172 million in the second quarter of 2014. This year-over-year decrease was primarily due to lower net investment income and management fees, partially offset by higher incentive income.

Management fees were $144 million in the second quarter of 2015, down from $152 million in the second quarter of 2014. Management fees for the second quarter of 2014 included approximately $15 million attributable to the former Fortress Asia Macro Funds (“FAMF”). With the transition of FAMF to Graticule Asset Management Asia L.P. (“Graticule”) in the first quarter of 2015, Fortress no longer includes FAMF management fees in revenue. Adjusting for this transition, Fortress management fees increased by approximately $7 million year-over-year in the second quarter of 2015. The increase was primarily due to higher management fees from the Credit PE Funds, Permanent Capital Vehicles, Logan Circle and Credit Hedge Funds, partially offset by lower management fees from the Liquid Hedge Funds and Private Equity Funds.

Incentive income recorded in the second quarter of 2015 totaled $183 million, up from $78 million recorded in the second quarter of 2014, primarily due to higher incentive income from the Credit PE Funds and Permanent Capital Vehicles.

Earnings from Affiliated Managers were a loss of $1 million in the second quarter of 2015, down from earnings of $9 million in the first quarter of 2015, related to our interests in Graticule.

Additionally, Fortress had $1.0 billion in gross undistributed, unrecognized incentive income based on investment valuations as of June 30, 2015. This includes $974 million from our funds, $38 million from options in our permanent capital vehicles and $6 million in common shares Fortress received in connection with the IPO of Fortress Transportation and Infrastructure Investors LLC (“FTAI”).

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its Private Equity businesses, as well as other factors. Accordingly, the revenues and distributable earnings in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of June 30, 2015, AUM totaled $72.0 billion, up from $69.9 billion as of March 31, 2015. During the quarter, Fortress raised $3.0 billion of capital and equity that was directly added to AUM, recorded $1.1 billion of net client inflows for Logan Circle, and had a $0.8 billion increase in invested capital. These increases to AUM were partially offset by (i) $1.5 billion of market-driven valuation losses, (ii) $0.4 billion of Liquid Hedge Fund redemptions, (iii) $0.3 billion of capital distributions to investors, (iv) $0.2 billion of payments to Credit Hedge Fund investors from redeeming capital accounts, and (v) a $0.2 billion capital reset adjustment.

As of June 30, 2015, the Credit Funds and Private Equity Funds had $8.5 billion and $1.7 billion of uncalled capital, respectively, that will become AUM if deployed/called. Uncalled capital or dry powder – capital committed to the funds but not invested and generating management fees – includes $3.0 billion that is only available for follow-on investments, management fees and other fund expenses. Notably, approximately 81% of alternative AUM was in funds with long-term investment structures as of June 30, 2015, which provides for a stable, predictable base of management fees.

BUSINESS SEGMENT RESULTS

Below is a discussion of second quarter 2015 segment results and business highlights.

Credit:

•	DBSO LP net returns of 2.3% for the second quarter of 2015

•	FCO, FCO II, FCO III, Japan Opportunity Fund (“FJOF”) and FJOF II (Yen) recorded annualized inception-to-date net IRRs of 25.1%, 17.7%, 12.0%, 31.7% and 24.2%, respectively, through June 30, 2015

•	Closed latest flagship Credit Real Estate fund, Fortress Real Estate Opportunities Fund (“FROF”) II, at its cap of $1.0 billion

•	Credit PE Funds invested $0.8 billion of capital in the first half of 2015, compared to $0.3 billion invested in the first half of 2014

(See supplemental data on pages 19-20 for more detail on Credit results)

The Credit business, which includes our Credit PE Funds and Credit Hedge Funds, generated pre-tax DE of $68 million in the second quarter of 2015, up from $35 million in the second quarter of 2014. The 94% year-over-year increase in DE was primarily driven by substantially higher incentive income, partially offset by higher profit sharing and operating expenses.

The Credit Hedge Funds generated pre-tax DE of $36 million in the quarter, compared to $32 million in the second quarter of 2014, primarily due to an $8 million increase in incentive income year-over-year. DBSO LP, Fortress’s flagship credit hedge fund, had net returns of 2.3% in the second quarter following net returns of 2.2% in the first quarter of 2015.

The Credit PE Funds generated pre-tax DE of $32 million in the quarter, up significantly from $3 million in the second quarter of 2014, as increased realization activity resulted in $60 million of incentive income in the quarter, compared to $13 million of incentive income in the second quarter of 2014. Gross unrecognized Credit PE incentive income totaled $874 million at quarter end, up $38 million from June 30, 2014, despite $259 million of gross Credit PE incentive income recognized in DE over the last twelve months.

The Credit PE Funds raised $0.7 billion of capital in the quarter, including $0.4 billion for FROF II which closed at its cap of $1.0 billion. At quarter end, approximately 20% of the fund’s capital has already been committed or invested in the U.S. and Europe. FROF II is a successor fund to FROF I and related funds, which launched in September 2011 with approximately $625 million in commitments.

Private Equity and Permanent Capital Vehicles:

•	AUM increased 20% year-over-year to all-time high of $16.5 billion

•	Raised $2.3 billion of permanent equity capital in the second quarter, including $0.4 billion of capital raised in connection with FTAI’s IPO

•	Exercised and sold in-the-money New Residential Investment Corp. (“New Residential”) options, resulting in gross incentive income of $57 million recognized in DE in the second quarter

(See supplemental data on pages 17-18 for more detail on Private Equity results)

The Private Equity business recorded pre-tax DE of $76 million in the second quarter of 2015, including $62 million for the Permanent Capital Vehicles and $14 million for the Private Equity Funds. Pre-tax DE declined from $131 million in the second quarter of 2014, primarily due to $91 million of Private Equity fund investment income that was recorded in the second quarter of 2014, partially offset by $74 million of Permanent Capital Vehicle incentive income in the second quarter of 2015.

The Permanent Capital Vehicles have raised $2.4 billion of capital year-to-date through June 30 2015, including $1.3 billion raised by New Residential, $0.3 billion raised by Eurocastle Investment Limited (“Eurocastle”), $0.4 billion raised by FTAI, $0.3 billion raised by New Senior Investment Group Inc. (“New Senior”) and $0.2 billion raised by New Media Investment Group Inc. (“New Media”). A portion of the capital raised by New Residential was used to help fund New Residential’s acquisition of HLSS in April 2015.

In June 2015, Fortress sold 3.6 million shares acquired through the exercise of outstanding in-the-money options it held in New Residential. The transaction resulted in $57 million of gross incentive income recognized in DE in the quarter.

Private Equity Fund valuations decreased 2.3% in the first half of 2015, primarily due to depreciation of Nationstar Mortgage Holdings Inc. (NYSE: NSM) and certain privately held portfolio company investments, partially offset by appreciation of Springleaf Holdings, Inc. (NYSE: LEAF).

Liquid Hedge Funds:

•	Raised $0.3 billion of capital year-to-date through June 30, 2015

(See supplemental data on page 21 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds recorded a pre-tax DE loss of $6 million in the second quarter of 2015, compared to pre-tax DE of $7 million in the second quarter of 2014, primarily due to lower management fees. Earnings from Affiliated Managers were a loss of $1 million in the second quarter of 2015, compared to earnings of $9 million in the first quarter of 2015.

Second quarter 2015 net returns for the Fortress Macro Funds, Fortress Convex Asia Funds, Fortress Centaurus Global Funds and Fortress Partners Funds were (6.2)%, (0.8)%, (4.1)% and (1.2)%, respectively. Net returns year-to-date through July 24, 2015 for the Fortress Macro Funds, Fortress Convex Asia Funds and Fortress Centaurus Global Funds were (9.9)%, (1.8)% and (2.2)%, respectively.*

Liquid Hedge Funds ended the quarter with $7.4 billion of AUM, including $3.9 billion related to Affiliated Managers. Liquid Hedge Fund AUM declined slightly during the quarter primarily due to $0.4 billion of redemptions, partially offset by $0.2 billion of capital raised. At quarter end, there were $718 million of Liquid Hedge Fund redemption notices outstanding, including $510 million to be paid primarily in the third quarter of 2015.

*	The net returns for the Fortress Convex Asia Funds reflect returns for the Fortress Convex Asia Funds and Fortress Convex Asia PF Funds collectively. The calculation of net returns for the Fortress Convex Asia PF Funds reflect all expenses, including management fees, accrued incentive allocation (if any), and other expenses over the fund’s Trading Level. “Trading Level” is defined as the product of the fund’s NAV multiplied by the Funding Factor. The “Funding Factor” is 2x for Fortress Convex Asia Fund PF Ltd and Fortress Convex Asia Fund PF LP. The net returns for the Fortress Partners Funds represent the performance of Fortress Partners Fund LP. Please see supplemental data on page 21 for more detail on the returns of each Fortress Partners Fund.

Logan Circle:

•	13 out of 16 Logan Circle fixed income investment strategies outperformed their respective benchmarks in the quarter, and 15 of 16 strategies have outperformed respective benchmarks since inception

•	AUM totaled $33.6 billion at June 30, 2015, an increase of 15% compared to June 30, 2014

•	Net client inflows totaled $1.1 billion in the quarter

(See supplemental data on page 22 for more detail on Logan Circle results)

Logan Circle, our traditional asset management business, recorded breakeven pre-tax DE in the quarter, compared to a pre-tax DE loss of $1 million in the second quarter of 2014, as higher management fees were offset by higher operating expenses.

Logan Circle ended the quarter with $33.6 billion in AUM, relatively flat compared to the prior quarter and a 15% increase compared to the second quarter of 2014. AUM was relatively flat quarter-over-quarter as net inflows were largely offset by market-driven valuation losses.

For the year-to-date period through June 30, 2015, all 16 of Logan Circle’s fixed income strategies outperformed their respective benchmarks. Since inception, 15 of 16 Logan Circle fixed income strategies have outperformed their respective benchmarks and seven were ranked in the top quartile of performance for their competitor universe.

LIQUIDITY & CAPITAL

As of June 30, 2015, Fortress had cash and cash equivalents of $234 million and debt obligations of $75 million.

As of June 30, 2015, Fortress had $1.2 billion of investments in Fortress funds and options in publicly traded permanent capital vehicles. As of June 30, 2015, Fortress had a total of $166 million of outstanding commitments to its funds.

In addition, the NAV of Fortress’s investments in its own funds exceeded its segment cost basis by $538 million at quarter end, representing net unrealized gains that have not yet been recognized for segment reporting purposes.

DIVIDEND

Fortress’s Board of Directors declared a second quarter 2015 cash dividend of $0.08 per dividend paying share. The dividend is payable on August 14, 2015 to Class A shareholders of record as of the close of business on August 11, 2015.

The declaration and payment of any dividends are at the sole discretion of the Board of Directors, which may decide to change its dividend policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

DE is a primary metric used by management to measure Fortress’s operating performance. Consistent with GAAP, DE is the sole measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Permanent Capital Vehicles, Credit Hedge Funds, Credit PE Funds, Liquid Hedge Funds and Logan Circle. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of pre-tax DE and fund management DE, see Exhibit 3 to this release and note 10 to the financial statements included in the Company’s most recent quarterly report on Form 10-Q.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “Total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits. Fortress also uses weighted average dividend paying shares and units outstanding (used to calculate pre-tax DE per dividend paying share) and net cash and investments. The exhibits to this release contain reconciliations of these measures to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Thursday, July 30th at 10:00 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com. The conference call may be accessed by dialing 1-877-694-6694 (from within the U.S.) or 1-970-315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Second Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “79002443.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm with $72.0 billion in assets under management as of June 30, 2015. Fortress applies its deep experience and specialized expertise across a range of investment strategies—private equity, credit, liquid hedge funds and traditional asset management—on behalf of over 1,600 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance and the amount and source of expected capital commitments. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in July 2015 will be treated as a partnership distribution. The per share distribution components are as follows:

U.S. Long Term Capital Gain (1)	$0.0000
Non-U.S. Long Term Capital Gain	$0.0000
U.S. Portfolio Interest Income (2)	$0.0575
U.S. Dividend Income (3)	$0.0000
Other Income (4)	$0.0225
Return of Capital	$0.0000

Distribution Per Share	$0.0800

(1)	U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.
(2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.
(3)	This income is subject to withholding under §1441 of the Code.
(4)	This income is not subject to withholding under §1441 or §1446 of the Code.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Management fees: affiliates	$150,936	$136,045	$278,643	$265,755
Management fees: non-affiliates	14,966	17,716	30,257	35,338
Incentive income: affiliates	82,158	60,442	106,381	94,693
Incentive income: non-affiliates	296	44	296	687
Expense reimbursements: affiliates	53,991	51,662	108,556	102,848
Expense reimbursements: non-affiliates	3,568	2,614	6,816	5,062
Other revenues	2,573	1,821	4,228	3,071

Total Revenues	308,488	270,344	535,177	507,454

Expenses
Compensation and benefits	199,108	168,114	377,996	356,633
General, administrative and other	45,185	42,186	88,166	80,009
Depreciation and amortization	12,768	5,037	18,099	9,338
Interest expense	1,039	947	1,878	1,638
Transfer of interest in Graticule	—	—	101,000	—

Total Expenses	258,100	216,284	587,139	447,618

Other Income (Loss)
Gains (losses)	(6,787)	4,864	24,774	(6,191)
Tax receivable agreement liability adjustment	(7,500)	—	(7,500)	—
Earnings (losses) from equity method investees	(36,321)	22,448	5,387	42,822
Gain on transfer of Graticule	—	—	134,400	—

Total Other Income (Loss)	(50,608)	27,312	157,061	36,631

Income (Loss) Before Income Taxes	(220)	81,372	105,099	96,467
Income tax benefit (expense)	5,199	(7,916)	(13,200)	(13,910)

Net Income (Loss)	$4,979	$73,456	$91,899	$82,557

Allocation of Net Income (Loss)
Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	1,653	42,100	53,876	48,177
Redeemable Non-Controlling Interests in Income (Loss)	10	157	(6)	157
Net Income (Loss) Attributable to Class A Shareholders	3,316	31,199	38,029	34,223

	$4,979	$73,456	$91,899	$82,557

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$0.01	$0.15	$0.16	$0.16

Net income (loss) per Class A share, diluted	$0.00	$0.12	$0.16	$0.14

Weighted average number of Class A shares outstanding, basic	216,183,181	207,783,751	215,985,577	212,328,315

Weighted average number of Class A shares outstanding, diluted	449,210,362	444,566,847	222,210,732	459,673,136

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	June 30, 2015 (Unaudited)	December 31, 2014
Assets
Cash and cash equivalents	$233,912	$391,089
Due from affiliates	188,051	326,575
Investments	1,144,597	1,121,545
Investments in options	60,950	71,844
Deferred tax asset, net	415,915	417,623
Other assets	165,531	173,708

Total Assets	$2,208,956	$2,502,384

Liabilities and Equity
Liabilities
Accrued compensation and benefits	$181,967	$374,709
Due to affiliates	372,660	375,424
Deferred incentive income	326,338	304,526
Debt obligations payable	75,000	75,000
Other liabilities	90,430	88,053

Total Liabilities	$1,046,395	$1,217,712

Commitments and Contingencies
Redeemable Non-controlling Interests	19	1,717
Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 215,673,299 and 208,535,157 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 226,331,513 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	—	—
Paid-in capital	1,922,869	1,996,137
Retained earnings (accumulated deficit)	(1,312,093)	(1,350,122)
Accumulated other comprehensive income (loss)	(2,409)	(2,416)

Total Fortress shareholders’ equity	608,367	643,599
Principals’ and others’ interests in equity of consolidated subsidiaries	554,175	639,356

Total Equity	1,162,542	1,282,955

	$2,208,956	$2,502,384

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Three Months Ended June 30, 2015 and 2014

	Three Months Ended June 30, 2015
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles		Hedge Funds	PE Funds
Assets Under Management
AUM—April 1, 2015	$69,889	$10,179	$4,622	$7,838	$6,271	$7,563	$33,416
Capital raised	675	—	—	171	79	425	—
Equity raised (Permanent Capital Vehicles)	2,291	—	2,291	—	—	—	—
Increase in invested capital	796	120	227	—	6	443	—
Redemptions	(375)	—	—	(375)	—	—	—
RCA distributions[7]	(200)	—	—	—	(200)	—	—
Return of capital distributions	(346)	(183)	—	(20)	(31)	(112)	—
Adjustment for capital reset	(168)	—	(168)	—	—	—	—
Crystallized Incentive Income	(21)	—	—	—	(21)	—	—
Change in AUM of Affiliated Managers	(106)	—	—	(106)	—	—	—
Net Client Flows	1,056	—	—	—	—	—	1,056
Income (loss) and foreign exchange	(1,524)	(529)	(24)	(131)	140	(72)	(908)

AUM—Ending Balance	$71,967	$9,587	$6,948	$7,377	$6,244	$8,247	$33,564
Third-Party Capital Raised	$3,213	$—	$2,291	$171	$79	$672	$—

Segment Revenues
Management fees	$144	$29	$23	$19	$29	$30	$14
Incentive income	183	—	74	(1)	50	60	—

Total	327	29	97	18	79	90	14
Segment Expenses
Operating expenses	(121)	(15)	(16)	(27)	(19)	(30)	(14)
Profit sharing compensation expenses	(54)	—	(9)	3	(18)	(30)	—

Total	(175)	(15)	(25)	(24)	(37)	(60)	(14)
Earnings From Affiliated Managers	(1)	—	—	(1)	—	—	—

Fund Management DE (before Principal Performance Payments)	151	14	72	(7)	42	30	—

Principal Performance Payments	(18)	—	(11)	—	(6)	(1)	—

Fund Management DE	133	14	61	(7)	36	29	—

Investment Income	5	—	1	1	—	3	—
Unallocated Investment Income	—
Unallocated Expenses	(1)

Pre-tax Distributable Earnings	$137	$14	$62	$(6)	$36	$32	$—

Pre-tax Distributable Earnings per Dividend Paying Share	$0.30

	Three Months Ended June 30, 2014
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles		Hedge Funds	PE Funds
Assets Under Management
AUM—April 1, 2014	$62,520	$11,512	$3,731	$7,738	$5,968	$6,979	$26,592
Capital raised	666	—	—	523	143	—	—
Equity raised (Permanent Capital Vehicles)	171	—	171	—	—	—	—
Increase in invested capital	225	53	123	—	—	49	—
Redemptions	(319)	—	—	(319)	—	—	—
RCA distributions[7]	(158)	—	—	—	(158)	—	—
Return of capital distributions	(2,086)	(1,897)	—	(13)	(28)	(148)	—
Crystallized Incentive Income	(16)	—	—	—	(16)	—	—
Net Client Flows	1,730	—	—	—	—	—	1,730
Income (loss) and foreign exchange	1,080	142	(4)	(62)	175	18	811

AUM—Ending Balance	$63,813	$9,810	$4,021	$7,867	$6,084	$6,898	$29,133
Third-Party Capital Raised	$1,762	$26	$405	$523	$554	$254	$—

Segment Revenues
Management fees	$152	$36	$17	$37	$28	$23	$11
Incentive income	78	1	21	1	42	13	—

Total	230	37	38	38	70	36	11
Segment Expenses
Operating expenses	(109)	(12)	(17)	(24)	(17)	(26)	(13)
Profit sharing compensation expenses	(39)	1	(6)	(7)	(20)	(7)	—

Total	(148)	(11)	(23)	(31)	(37)	(33)	(13)

Fund Management DE (before Principal Performance Payments)	82	26	15	7	33	3	(2)

Principal Performance Payments	(6)	—	(2)	(1)	(3)	—	—

Fund Management DE	76	26	13	6	30	3	(2)

Investment Income	96	91	1	1	2	—	1
Unallocated Investment Income	1
Unallocated Expenses	(1)

Pre-tax Distributable Earnings	$172	$117	$14	$7	$32	$3	$(1)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.39

[7]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 1-b

Supplemental Data for the Six Months Ended June 30, 2015 and 2014

	Six Months Ended June 30, 2015
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles		Hedge Funds	PE Funds
Assets Under Management
AUM—January 1, 2015	$67,531	$9,366	$4,567	$8,128	$6,173	$6,955	$32,342
Capital raised	1,170	—	—	257	254	659	—
Equity raised (Permanent Capital Vehicles)	2,441	—	2,441	—	—	—	—
Increase in invested capital	1,514	181	287	—	21	1,025	—
Redemptions	(1,160)	—	—	(1,108)	(52)	—	—
RCA distributions[8]	(266)	—	—	—	(266)	—	—
Return of capital distributions	(870)	(278)	(99)	(62)	(31)	(400)	—
Adjustment for reset date	(168)	—	(168)	—	—	—	—
Crystallized Incentive Income	(116)	—	—	—	(116)	—	—
Change in AUM of Affiliated Managers	388	—	—	388	—	—	—
Net Client Flows	1,645	—	—	—	—	—	1,645
Income (loss) and foreign exchange	(142)	318	(80)	(226)	261	8	(423)

AUM—Ending Balance	$71,967	$9,587	$6,948	$7,377	$6,244	$8,247	$33,564
Third-Party Capital Raised	$8,573	$—	$2,441	$257	$254	$5,621	$—

Segment Revenues
Management fees	$283	$58	$42	$40	$59	$57	$27
Incentive income	234	—	77	—	73	84	—

Total	517	58	119	40	132	141	27
Segment Expenses
Operating expenses	(236)	(29)	(34)	(48)	(37)	(60)	(28)
Profit sharing compensation expenses	(84)	—	(9)	(1)	(30)	(44)	—

Total	(320)	(29)	(43)	(49)	(67)	(104)	(28)
Earnings From Affiliated Managers	8	—	—	8	—	—	—

Fund Management DE (before Principal Performance Payments)	205	29	76	(1)	65	37	(1)

Principal Performance Payments	(21)	—	(11)	—	(8)	(2)	—

Fund Management DE	184	29	65	(1)	57	35	(1)

Investment Income	10	—	1	4	1	4	—
Unallocated Investment Income	—
Unallocated Expenses	(2)

Pre-tax Distributable Earnings	$192	$29	$66	$3	$58	$39	$(1)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.42

	Six Months Ended June 30, 2014
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles		Hedge Funds	PE Funds
Assets Under Management
AUM—January 1, 2014	$61,750	$11,861	$3,722	$7,398	$5,856	$7,527	$25,386
Capital raised	2,182	—	—	1,825	357	—	—
Equity raised (Permanent Capital Vehicles)	171	—	171	—	—	—	—
Increase in invested capital	588	60	215	—	15	298	—
Redemptions	(912)	—	—	(876)	(36)	—	—
RCA distributions[8]	(307)	—	—	—	(307)	—	—
Return of capital distributions	(3,287)	(2,154)	(84)	(37)	(28)	(984)	—
Crystallized Incentive Income	(289)	—	—	(129)	(160)	—	—
Net Client Flows	2,207	—	—	—	—	—	2,207
Income (loss) and foreign exchange	1,710	43	(3)	(314)	387	57	1,540

AUM—Ending Balance	$63,813	$9,810	$4,021	$7,867	$6,084	$6,898	$29,133
Third-Party Capital Raised	$3,371	$105	$405	$1,825	$782	$254	$—

Segment Revenues
Management fees	$299	$71	$33	$70	$55	$48	$22
Incentive income	182	3	25	1	74	79	—

Total	481	74	58	71	129	127	22
Segment Expenses
Operating expenses	(213)	(23)	(31)	(47)	(34)	(52)	(26)
Profit sharing compensation expenses	(92)	—	(6)	(9)	(35)	(42)	—

Total	(305)	(23)	(37)	(56)	(69)	(94)	(26)

Fund Management DE (before Principal Performance Payments)	176	51	21	15	60	33	(4)

Principal Performance Payments	(13)	—	(3)	(1)	(8)	(1)	—

Fund Management DE	163	51	18	14	52	32	(4)

Investment Income	106	95	1	2	3	4	1
Unallocated Investment Income	1
Unallocated Expenses	(2)	—	—	—	—	—	—

Pre-tax Distributable Earnings	$268	$146	$19	$16	$55	$36	$(3)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.59

[8]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015
Fortress
Assets Under Management
Private Equity Funds	$11,512	$9,810	$9,787	$9,366	$9,366	$10,179	$9,587
Permanent Capital Vehicles	3,731	4,021	4,411	4,567	4,567	4,622	6,948
Liquid Hedge Funds[9]	7,738	7,867	7,529	8,128	8,128	7,838	7,377
Credit Hedge Funds	5,968	6,084	6,140	6,173	6,173	6,271	6,244
Credit Private Equity Funds	6,979	6,898	7,083	6,955	6,955	7,563	8,247
Logan Circle	26,592	29,133	31,096	32,342	32,342	33,416	33,564

AUM—Ending Balance	$62,520	$63,813	$66,046	$67,531	$67,531	$69,889	$71,967

Third-Party Capital Raised	$1,609	$1,762	$1,216	$1,692	$6,279	$5,360	$3,213

Segment Revenues
Management fees	$147	$152	$149	$153	$601	$139	$144
Incentive income	104	78	88	191	461	51	183

Total	251	230	237	344	1,062	190	327
Segment Expenses
Operating expenses	(104)	(109)	(112)	(126)	(451)	(115)	(121)
Profit sharing compensation expenses	(53)	(39)	(54)	(96)	(242)	(30)	(54)

Total	(157)	(148)	(166)	(222)	(693)	(145)	(175)
Earnings From Affiliated Managers	—	—	—	—	—	9	(1)

Fund Management DE (before Principal Performance Payments)	94	82	71	122	369	54	151

Principal Performance Payments	(7)	(6)	(4)	(12)	(29)	(3)	(18)

Fund Management DE	$87	$76	$67	$110	$340	$51	$133

Net Investment Income	10	96	(12)	13	106	4	4

Pre-tax Distributable Earnings	$97	$172	$55	$123	$446	$55	$137

[9]	The Assets Under Management presented for the Liquid Hedge Funds includes $3,896 million related to Affiliated Managers as of June 30, 2015.

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015
Private Equity Funds
Assets Under Management
Main Funds[10]	$7,787	$7,053	$7,347	$6,934	$6,934	$7,726	$7,128
Coinvestment Funds[11]	3,393	2,401	2,088	2,006	2,006	1,994	1,902
MSR Opportunities Funds[12]	332	344	341	326	326	336	417
Italian NPL Opportunities Fund	—	12	11	25	25	19	20
Fortress Equity Partners	—	—	—	75	75	104	120

AUM—Ending Balance	$11,512	$9,810	$9,787	$9,366	$9,366	$10,179	$9,587

Third-Party Capital Raised	$79	$26	$101	$—	$206	$—	$—

Segment Revenues
Management fees	$35	$36	$33	$32	$136	$29	$29
Incentive income	2	1	—	—	3	—	—

Total	37	37	33	32	139	29	29
Segment Expenses
Operating expenses	(11)	(12)	(15)	(13)	(51)	(14)	(15)
Profit sharing compensation expenses	(1)	1	—	—	—	—	—

Total	(12)	(11)	(15)	(13)	(51)	(14)	(15)

Fund Management DE (before Principal Performance Payments)	25	26	18	19	88	15	14

Principal Performance Payments	—	—	—	—	—	—	—

Fund Management DE	$25	$26	$18	$19	$88	$15	$14

Net Investment Income	4	91	—	—	95	—	—

Pre-tax Distributable Earnings	$29	$117	$18	$19	$183	$15	$14

[10]	Combined AUM for Fund III, Fund IV and Fund V.
[11]	Combined AUM for Fund III Coinvestment, Fund IV Coinvestment, Fund V Coinvestment, FRID, FRIC, FICO, FHIF, FECI and MAPS. FRID and FRIC were closed in the fourth quarter of 2014.
[12]	Combined AUM for MSR Opportunities Fund I A, MSR Opportunities Fund I B, MSR Opportunities Fund II A, MSR Opportunities Fund II B and MSR Opportunities Fund MA I.

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015
Permanent Capital Vehicles
Assets Under Management
Newcastle Investment Corp.	$1,321	$1,381	$1,579	$768	$768	$680	$680
New Residential Investment Corp.	1,196	1,367	1,366	1,367	1,367	1,367	2,725
Eurocastle Investment Limited	556	553	510	488	488	432	626
New Media Investment Group Inc.	391	390	505	487	487	637	637
New Senior Investment Group Inc.	—	—	—	812	812	813	1,089
Fortress Transportation and Infrastructure Investors LLC[13]	267	330	451	645	645	693	1,191

AUM—Ending Balance	$3,731	$4,021	$4,411	$4,567	$4,567	$4,622	$6,948

Third-Party Capital Raised	$—	$405	$673	$—	$1,078	$150	$2,291

Segment Revenues
Management fees	$16	$17	$17	$19	$69	$19	$23
Incentive income	4	21	16	25	66	3	74

Total	20	38	33	44	135	22	97
Segment Expenses
Operating expenses	(14)	(17)	(18)	(20)	(69)	(18)	(16)
Profit sharing compensation expenses	—	(6)	(9)	(6)	(21)	—	(9)

Total	(14)	(23)	(27)	(26)	(90)	(18)	(25)

Fund Management DE (before Principal Performance Payments)	6	15	6	18	45	4	72

Principal Performance Payments	(1)	(2)	—	(3)	(6)	—	(11)

Fund Management DE	$5	$13	$6	$15	$39	$4	$61

Net Investment Income	—	1	1	—	2	—	1

Pre-tax Distributable Earnings	$5	$14	$7	$15	$41	$4	$62

[13]	All of the capital of Worldwide Transportation and Infrastructure Investors (“WWTAI”), a private fund managed by Fortress, was contributed to FTAI which completed its initial public offering in 2Q 2015.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015
Credit Hedge Funds
Assets Under Management
Drawbridge Special Opportunities Funds[14]	$5,616	$5,745	$5,817	$5,929	$5,929	$6,023	$6,021
Value Recovery Funds[15]	338	324	309	200	200	189	156
Japan Income Fund	14	15	14	44	44	59	67

AUM—Ending Balance	$5,968	$6,084	$6,140	$6,173	$6,173	$6,271	$6,244

Third-Party Capital Raised	$228	$554	$165	$48	$995	$175	$79

Segment Revenues
Management fees	$27	$28	$29	$30	$114	$30	$29
Incentive income	32	42	29	19	122	23	50

Total	59	70	58	49	236	53	79
Segment Expenses
Operating expenses	(17)	(17)	(17)	(19)	(70)	(18)	(19)
Profit sharing compensation expenses	(15)	(20)	(14)	(10)	(59)	(12)	(18)

Total	(32)	(37)	(31)	(29)	(129)	(30)	(37)

Fund Management DE (before Principal Performance Payments)	27	33	27	20	107	23	42

Principal Performance Payments	(5)	(3)	(4)	(8)	(20)	(2)	(6)

Fund Management DE	$22	$30	$23	$12	$87	$21	$36

Net Investment Income	1	2	(5)	1	(1)	1	—

Pre-tax Distributable Earnings	$23	$32	$18	$13	$86	$22	$36

Net Returns[16]
Drawbridge Special Opportunities Fund LP	3.2%	2.6%	1.9%	2.1%	10.0%	2.2%	2.3%
Drawbridge Special Opportunities Fund Ltd	2.2%	1.7%	1.7%	0.2%	6.0%	1.1%	0.4%

[14]	Combined AUM for Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[15]	Fortress will receive management fees from these funds equal to 1% of cash receipts and may receive limited incentive income if aggregate realizations exceed an agreed threshold.
[16]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding special investments and the performance of the redeeming capital accounts which relate to December 31, 2009, December 31, 2010, December 31, 2011, December 31, 2012, December 31, 2013 and December 31, 2014 redemptions.

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015
Credit Private Equity Funds
Assets Under Management
Long Dated Value Funds[17]	$395	$375	$361	$361	$361	$352	$315
Real Assets Funds	78	70	64	66	66	52	40
Fortress Credit Opportunities Funds[18]	4,712	4,649	4,960	5,465	5,465	6,029	6,802
Japan Opportunity Funds[19]	1,794	1,804	1,698	1,063	1,063	1,130	1,090

AUM—Ending Balance	$6,979	$6,898	$7,083	$6,955	$6,955	$7,563	$8,247

Third-Party Capital Raised	$—	$254	$30	$899	$1,183	$4,949	$672

Segment Revenues
Management fees	$25	$23	$24	$25	$97	$27	$30
Incentive income	66	13	41	134	254	24	60

Total	91	36	65	159	351	51	90
Segment Expenses
Operating expenses	(26)	(26)	(27)	(29)	(108)	(30)	(30)
Profit sharing compensation expenses	(35)	(7)	(22)	(68)	(132)	(14)	(30)

Total	(61)	(33)	(49)	(97)	(240)	(44)	(60)

Fund Management DE (before Principal Performance Payments)	30	3	16	62	111	7	30

Principal Performance Payments	(1)	—	—	(1)	(2)	(1)	(1)

Fund Management DE	$29	$3	$16	$61	$109	$6	$29

Net Investment Income	4	—	2	7	13	1	3

Pre-tax Distributable Earnings	$33	$3	$18	$68	$122	$7	$32

[17]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.
[18]	Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, Credit Opportunities Fund IV, FCO Managed Accounts, Net Lease Fund I, Global Opportunities Fund, Life Settlements Fund, Life Settlements Fund MA, SIP managed account, Real Estate Opportunities Fund, Real Estate Opportunities Fund II and Real Estate Opportunities REOC Fund.
[19]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar), Japan Opportunity Fund II (Yen) and Japan Opportunity Fund III (Yen).

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015
Liquid Hedge Funds
Assets Under Management
Fortress Macro Funds[20]	$3,503	$3,391	$3,083	$3,249	$3,249	$2,779	$2,326
Drawbridge Global Macro Funds[21]	286	261	223	229	229	227	210
Fortress Convex Asia Funds[22]	130	136	189	197	197	226	220
Fortress Centaurus Global Funds[23]	—	—	—	33	33	64	191
Fortress Partners Funds[24]	952	965	935	913	913	541	534
Fortress Asia Macro Funds[25]	2,867	3,114	3,099	3,507	3,507	N/A	N/A
Affiliated Managers[25]	—	—	—	—	—	4,001	3,896

AUM—Ending Balance	$7,738	$7,867	$7,529	$8,128	$8,128	$7,838	$7,377

Third-Party Capital Raised	$1,302	$523	$247	$745	$2,817	$86	$171

Segment Revenues
Management fees	$33	$37	$33	$35	$138	$21	$19
Incentive income	—	1	2	13	16	1	(1)

Total	33	38	35	48	154	22	18
Segment Expenses
Operating expenses	(23)	(24)	(21)	(31)	(99)	(21)	(27)
Profit sharing compensation expenses	(2)	(7)	(9)	(12)	(30)	(4)	3

Total	(25)	(31)	(30)	(43)	(129)	(25)	(24)
Earnings From Affiliated Managers	—	—	—	—	—	9	(1)

Fund Management DE (before Principal Performance Payments)	8	7	5	5	25	6	(7)

Principal Performance Payments	—	(1)	—	—	(1)	—	—

Fund Management DE	$8	$6	$5	$5	$24	$6	$(7)

Net Investment Income	1	1	(9)	5	(2)	3	1

Pre-tax Distributable Earnings	$9	$7	$(4)	$10	$22	$9	$(6)

Net Returns[26]
Fortress Macro Fund Ltd	(5.5%)	(0.4%)	1.1%	3.4%	(1.6%)	(4.7%)	(6.5%)
Drawbridge Global Macro Fund Ltd	(5.5%)	(0.6%)	0.7%	3.3%	(2.2%)	(4.9%)	(6.6%)
Fortress Convex Asia Fund Ltd	(1.1%)	(2.6%)	(0.6%)	(0.6%)	(4.9%)	(0.6%)	(0.8%)
Fortress Centaurus Global Fund Ltd	n/a	n/a	n/a	n/a	n/a	3.9%	(4.1%)
Fortress Partners Fund LP27	1.1%	2.1%	(1.4%)	(1.8%)	(0.1%)	1.2%	(1.2%)
Fortress Partners Offshore Fund LP27	0.9%	2.2%	(1.4%)	(1.3%)	0.4%	0.3%	(2.5%)
Fortress Asia Macro Fund Ltd[25]	(3.6%)	(1.9%)	1.4%	3.1%	(1.2%)	n/a	n/a

[20]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1, Fortress Redwood Fund Ltd and Fortress Macro managed accounts.
[21]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund LP.
[22]	Combined AUM for Fortress Convex Asia Fund LP, Fortress Convex Asia Fund Ltd, Fortress Convex Asia Fund PF LP and Fortress Convex Asia Fund PF Ltd.
[23]	Combined AUM for Fortress Centaurus Global Fund LP and Fortress Centaurus Global Fund Ltd.
[24]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund LP.
[25]	Combined AUM for Fortress Asia Macro Fund Ltd, Fortress Asia Macro Fund LP and Fortress Asia Macro managed accounts. In January 2015, the Fortress Asia Macro Funds and related managed accounts transitioned to Graticule Asset Management on Fortress’s affiliated manager platform.
[26]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.
[27]	The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments.

Fortress Investment Group LLC

Exhibit 2-g

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Logan Circle	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015
Assets Under Management
AUM—Ending Balance	$26,592	$29,133	$31,096	$32,342	$32,342	$33,416	$33,564

Net Client Flows	$477	$1,730	$2,178	$1,035	$5,420	$589	$1,056

Segment Revenues
Management fees	$11	$11	$13	$12	$47	$13	$14
Incentive income	—	—	—	—	—	—	—

Total	11	11	13	12	47	13	14
Segment Expenses
Operating expenses	(13)	(13)	(14)	(14)	(54)	(14)	(14)
Profit sharing compensation expenses	—	—	—	—	—	—

Total	(13)	(13)	(14)	(14)	(54)	(14)	(14)

Fund Management DE	$(2)	$(2)	$(1)	$(2)	$(7)	$(1)	$—

Net Investment Income	—	1	(1)	2	2	—	—

Pre-tax Distributable Earnings	$(2)	$(1)	$(2)	$—	$(5)	$(1)	$—

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended					Three Months Ended		Six Months Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015	June 30, 2015
GAAP Net Income (Loss)	$9	$73	$17	$141	$240	$87	$5	$92

Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries	(6)	(42)	(13)	(79)	(140)	(52)	(2)	(54)
Redeemable non-controlling interests in Income (Loss)	—	—	2	(1)	1	—	—	—

GAAP Net Income (Loss) Attributable to Class A Shareholders	$3	$31	$6	$61	$101	$35	$3	$38

Private Equity incentive income (including private permanent capital vehicle)	37	(8)	36	29	94	3	19	22
Hedge Fund, PCV and Logan Circle incentive income	30	26	21	(77)	—	23	80	103
Reserve for clawback	2	—	—	—	2	—	—	—
Distributions of earnings from equity method investees	9	47	6	10	72	4	9	13
Losses (earnings) from equity method investees	(17)	(20)	(38)	7	(68)	(27)	33	6
Losses (gains) on options	5	1	23	1	30	(32)	9	(23)
Losses (gains) on other Investments	5	42	(16)	(17)	14	(1)	(5)	(6)
Impairment of investments	—	—	(3)	—	(3)	(3)	—	(3)
Adjust income from the receipt of options	—	(1)	(5)	—	(6)	(4)	(21)	(25)
Gain on transfer of Graticule	—	—	—	—	—	(134)	—	(134)
Amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—	—	—
Employee, Principal and director compensation	12	6	6	12	36	20	6	26
Adjust non-controlling interests related to Fortress Operating Group units	5	40	11	78	134	52	1	53
Tax receivable agreement liability reduction	—	—	4	29	33	—	8	8
Adjust income taxes	6	8	3	(10)	7	18	(5)	13
Adjust transfer of interest in Graticule	—	—	—	—	—	101	—	101

Pre-tax Distributable Earnings	$97	$172	$55	$123	$446	$55	$137	$192

Investment Loss (income)	(10)	(97)	11	(14)	(109)	(5)	(4)	(9)
Interest Expense	—	1	1	1	3	1	—	1

Fund Management DE	$87	$76	$67	$110	$340	$51	$133	$184

GAAP Revenues	$237	$270	$243	$455	$1,205	$227	$308	$535

Adjust management fees	—	—	—	(1)	(1)	(1)	1	—
Adjust incentive income	69	17	57	(47)	96	27	100	127
Adjust income from the receipt of options	—	(1)	(5)	—	(6)	(4)	(21)	(25)
Other revenues	(55)	(56)	(57)	(65)	(233)	(59)	(61)	(120)

Segment Revenues	$251	$230	$238	$343	$1,062	$190	$327	$517

GAAP Expenses	$231	$216	$235	$310	$992	$329	$258	$587

Adjust interest expense	—	(1)	(1)	(1)	(3)	(1)	—	(1)
Adjust employee, Principal and director compensation	(12)	(6)	(3)	(3)	(24)	(18)	(2)	(20)
Adjust amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—	—	—
Adjust expense reimbursements from affiliates and non-affiliates	(54)	(52)	(55)	(70)	(231)	(59)	(61)	(120)
Adjust Principal Performance Payments	(9)	(9)	(9)	(15)	(42)	(5)	(20)	(25)
Adjust transfer of interest in Graticule	—	—	—	—	—	(101)	—	(101)
Other	—	—	(1)	1	—	—	—

Segment Expenses	$157	$148	$166	$221	$692	$145	$175	$320

‘‘Distributable earnings’’ is Fortress’s supplemental measure of operating performance used by management in analyzing segment and overall results. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (‘‘GAAP’’) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income in accordance with GAAP and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 10 to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. Fund management DE is comprised of “Pre-tax Distributable Earnings” excluding “Investment Loss (Income)” and “Interest Expense.” Fund management DE and its components are used by management to analyze and measure the performance of our investment management business on a stand-alone basis. Fortress defines segment operating margin to be equal to fund management DE divided by segment revenues. The Company believes that it is useful to provide investors with the opportunity to review our investment management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Weighted Average Class A Shares Outstanding (Used for Basic EPS)	216,183,181	207,783,751	215,985,577	212,328,315

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(3,717,045)	(1,431,885)	(5,464,698)	(2,653,378)
Weighted average fully vested restricted Class A shares	(780,497)	(1,000,310)	(810,412)	(986,867)

Weighted Average Class A Shares Outstanding	211,685,639	205,351,556	209,710,467	208,688,070

Weighted average restricted Class A shares[28]	780,497	1,000,310	810,412	986,867
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	3,717,045	1,431,885	5,464,698	2,653,378
Weighted average unvested restricted Class A share units which are entitled to dividend equivalent payments	11,159,183	7,513,984	9,761,060	6,763,630
Weighted average Fortress Operating Group units	226,331,513	226,331,513	226,331,513	236,074,150

Weighted Average Class A Shares Outstanding (Used for DEPS)	453,673,877	441,629,248	452,078,150	455,166,095

Weighted average vested and unvested restricted Class A share units which are not entitled to dividend equivalent payments	13,416,141	13,418,337	12,564,428	12,932,088

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	467,090,018	455,047,585	464,642,578	468,098,183

“Dividend paying shares and units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. The Company believes it is useful for investors in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, dividend paying shares and units should be considered only as a supplement and not an alternative to GAAP basic and diluted shares outstanding. The Company’s calculation of dividend paying shares and units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[28]	Includes both fully vested and unvested restricted Class A shares.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of June 30, 2015		As of December 31, 2014
	GAAP Book Value	Net Cash and Investments	GAAP Book Value	Net Cash and Investments
Cash and Cash equivalents	$233,912	$233,912	$391,089	$391,089
Investments	1,144,597	1,144,597	1,121,545	1,121,545
Investments in options[29]	60,950	—	71,844	—
Due from Affiliates	188,051	—	326,575	—
Deferred Tax Asset, net	415,915	—	417,623	—
Other Assets	165,531	—	173,708	—

Total Assets	2,208,956	1,378,509	2,502,384	1,512,634

Debt Obligations Payable	75,000	75,000	$75,000	75,000
Accrued Compensation and Benefits	181,967	—	374,709	—
Due to Affiliates	372,660	—	375,424	—
Deferred Incentive Income	326,338	—	304,526	—
Other Liabilities	90,430	—	88,053	—

Total Liabilities	1,046,395	75,000	1,217,712	75,000

Less: Redeemable Non-controlling Interests	19	—	1,717	—
Net	$1,162,542	$1,303,509	$1,282,955	$1,437,634

	Shares Outstanding	Dividend Paying Shares and Units Outstanding	Shares Outstanding	Dividend Paying Shares and Units Outstanding
Class A Shares	214,985	214,985	207,490	207,490
Restricted Class A Shares	688	688	1,045	1,045
Fortress Operating Group Units	226,332	226,332	226,332	226,332
Fully Vested Class A Shares—Dividend Paying	—	554	—	194
Unvested Class A Shares—Dividend Paying	—	11,159	—	7,002

Shares Outstanding	442,005	453,718	434,867	442,063

Per Share	$2.63	$2.87	$2.95	$3.25

Net cash and investments represents cash and cash equivalents plus investments less debt outstanding. The Company believes that net cash and investments is a useful supplemental measure because it provides investors with information regarding the Company’s net investment assets. Net cash and investments excludes certain assets (investments in options, due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities) and its utility as a measure of financial position is limited. Accordingly, net cash and investments should be considered only as a supplement and not an alternative to GAAP book value as a measure of the Company’s financial position. The Company’s calculation of net cash and investments may be different from the calculation used by other companies and, therefore, comparability may be limited.

[29]	The intrinsic value of options in equity method investees totaled $38 million at quarter end and is included in our undistributed, unrecognized incentive income. This value represents incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money options it holds in the Permanent Capital Vehicles and sold all of the resulting shares at their June 30, 2015 closing price and differs from the fair value derived from option pricing models included in the table above.